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                                                                  EXHIBIT (D)(4)

                  AMENDMENT TO CAPITAL CONTRIBUTION AGREEMENT

     This is an agreement (the "Amendment") dated December 26, 2001, that amends a Capital Contribution Agreement (the "Agreement") dated November 2, 2001 among CVG Investment LLC (the "Company"), a Delaware limited liability company, Three Cities Fund III, L.P. ("TCF III"), a Delaware limited partnership, GV Investment LLC ("GVI"), a Delaware limited liability company, Frederic V. Malek ("Malek") and Thayer Equity Investors III L.P. ("Thayer"), a Delaware limited partnership.

     The Agreement is amended as follows:

          1. Paragraph 2.1 is amended to change the definition of "Securities Contribution Date", so the Securities Contribution Date will be the day on which the Tender Offer, as it may be extended from time to time, expires, which will be not later than January 11, 2002.

          2. Paragraph 8.3 is amended to provide that the Third Closing will take place at 10:00 a.m. New York Time, on the business day after the day on which the Subsequent Closing takes place (and subject to all the obligations of the parties at the Subsequent Closing being fulfilled or waived).

          3. Article 4 (captioned "Obligations of Malek") and Paragraphs 1.4 and 11.5, and all references to Paragraphs of Article 4 or to Paragraph 1.4 or 11.5, are deleted from the Agreement.

          4. Unless, not later than the fourth business day after a request by the Company under Paragraph 3.3 of the Agreement, Thayer notifies the Company that the obligation of Thayer to make contributions under Paragraph
     3.3 is increased to $2,850,000 (in which case Thayer will be obligated to make contributions under Paragraph 3.3 up to that amount), the last sentence of Paragraph 1.2 of the Agreement will be amended, effective on the following day, to increase to $12,400,000 the limit on the obligation of TCF III to make contributions under Paragraph 1.2, and to provide that TCF III will make the contributions which Thayer is not required to make under Paragraph 3.3 because they would increase Thayer's contributions under Paragraph 3.3 above $1,850,000, and that TCF III will receive one Unit for each $1 it contributes.

          5. Because Paragraph 4 is being deleted from the Agreement, Malek is no longer a party to the Agreement and will not have any rights or obligations under the Agreement, and all references to Malek in the Agreement are deemed deleted.

     Except as expressly provided above, the Agreement remains in full force and effect in all respects.

     IN WITNESS WHEREOF, the parties to the Agreement have executed this Amendment, intending to be legally bound by it, on the day shown on the first page of this Amendment.

                                          CVG INVESTMENT LLC

                                          By:      /s/ JEANETTE WELSH
                                            ------------------------------------

                                          Three Cities Fund III, L.P.
                                          By: TCR Associates III, L.L.C.
                                            General Partner
                                          By: TCR GP. L.L.C.
                                            Managing Member
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                                          By:      /s/ J. WILLIAM UHRIG
                                              ----------------------------------
                                            Managing Member

                                          GV Investment LLC

                                          By:      /s/ JEANETTE WELSH
                                            ------------------------------------

                                          Thayer Equity Investors III, L.P.
                                          By: TC Equity Partners, L.L.C.
                                            Its general partner

                                          By:    /s/ FREDERICK V. MALEK
                                            ------------------------------------

                                          By:    /s/ FREDERICK V. MALEK
                                            ------------------------------------
                                                     Frederick V. Malek